CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this filing associated with Registration Statement No. 811-22611 on Form N-2 of our report dated September 30, 2011, relating to the statement of assets and liabilities of NT Equity Long/Short Strategies Fund appearing in Part B–Information Required in a Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Item 20 Investment Advisory and Other Services” also appearing in Part B.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
December 30, 2011